EXHIBIT 3.2

FIVE STAR QUALITY CARE, INC.

AMENDED AND RESTATED BYLAWS

As Amended and Restated ~~March 19, 2003,~~

~~and as Further Amended on January 21, 2004, March 10, 2004 and March 24,~~November 7, 2008

Table of Contents

ARTICLE I OFFICES		1
Section~~.1.~~1.1.	~~PRINCIPAL OFFICE~~ Principal Office	1
Section~~.2.~~1.2.	~~ADDITIONAL OFFICES~~ Additional Offices	1
ARTICLE II MEETINGS OF STOCKHOLDERS		1
Section~~.1.~~2.1.	~~PLACE~~ Place	1
Section~~.2.~~2.2.	~~ANNUAL MEETING~~  Annual Meeting	~~1~~1
~~Section.3.~~	~~SPECIAL MEETINGS~~	~~1~~
~~Section.4.~~	~~NOTICE~~	~~4~~
~~Section.5.~~	~~ORGANIZATION AND CONDUCT~~	~~4~~
~~Section.6.~~	~~QUORUM~~	~~5~~
~~Section.7.~~	~~VOTING~~	~~5~~
~~Section.8.~~	~~PROXIES~~	~~5~~
~~Section.9.~~	~~VOTING OF STOCK BY CERTAIN HOLDERS~~	~~5~~
~~Section.10.~~	~~INSPECTORS~~	~~6~~
~~Section.11.~~	~~ADVANCE NOTICE OF NOMINEES FOR DIRECTOR AND OTHER PROPOSALS~~	~~7~~
~~Section.12.~~	~~VOTING BY BALLOT~~	~~13~~
~~Section.13.~~	~~CONTROL SHARE ACQUISITION ACT~~	~~13~~
Section 2.3.	Special Meetings	1
Section 2.4.	Notice of Regular or Special Meetings	4
Section 2.5.	Notice of Adjourned Meetings	4
Section 2.6.	Scope of Meetings	5
Section 2.7.	Organization of Stockholder Meetings	5
Section 2.8.	Quorum	5
Section 2.9.	Voting	6
Section 2.10.	Proxies	6
Section 2.11.	Record Date	6
Section 2.12.	Voting of Stock by Certain Holders	6
Section 2.13.	Inspectors	7
Section 2.14.	Nominations and Other Proposals to be Considered at Meetings of Stockholders	7
Section 2.14.1	Annual Meetings of Stockholders	7
Section 2.14.2	Stockholder Nominations or Other Proposals Causing Covenant Breaches or Defaults	14
Section 2.14.3	Stockholder Nominations or Other Proposals Requiring Governmental Action	14
Section 2.14.4	Special Meetings of Stockholders	16
Section 2.14.5	General	16
Section 2.15.	Voting by Ballot	18
Section 2.16.	Proposals of Business Which Are Not Proper Matters For Action By Stockholders	18
ARTICLE III DIRECTORS		~~13~~18
~~Section.1.~~	~~GENERAL POWERS~~	~~13~~

~~Section.2.~~	~~TYPE, NUMBER, TENURE AND QUALIFICATIONS~~	~~13~~
~~Section.3.~~	~~ANNUAL AND REGULAR MEETINGS~~	~~14~~
~~Section.4.~~	~~SPECIAL MEETINGS~~	~~14~~
~~Section.5.~~	~~NOTICE~~	~~14~~
~~Section.6.~~	~~QUORUM~~	~~15~~
~~Section.7.~~	~~VOTING~~	~~15~~
~~Section.8.~~	~~ORGANIZATION~~	~~15~~
~~Section.9.~~	~~TELEPHONE MEETINGS~~	~~15~~
~~Section.10.~~	~~WRITTEN CONSENT BY DIRECTORS~~	~~15~~
~~Section.11.~~	~~VACANCIES~~	~~15~~
~~Section.12.~~	~~COMPENSATION~~	~~16~~
~~Section.13.~~	~~LOSS OF DEPOSITS~~	~~16~~
~~Section.14.~~	~~SURETY BONDS~~	~~16~~
~~Section.15.~~	~~RELIANCE~~	~~16~~
~~Section.16.~~	~~CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS~~	~~16~~
Section 3.1.	General Powers; Qualifications; Directors Holding Over	18
Section 3.2.	Independent Directors and Managing Directors	18
Section 3.3.	Number and Tenure	19
Section 3.4.	Annual and Regular Meetings	19
Section 3.5.	Special Meetings	20
Section 3.6.	Notice	20
Section 3.7.	Quorum	20
Section 3.8.	Voting	20
Section 3.9.	Telephone Meetings	20
Section 3.10.	Action by Written Consent of Board of Directors	21
Section 3.11.	Waiver of Notice	21
Section 3.12.	Vacancies	21
Section 3.13.	Compensation	21
Section 3.14.	Surety Bonds	21
Section 3.15.	Reliance	21
Section 3.16.	Qualifying Shares of Stock Not Required	22
Section 3.17.	Certain Rights of Directors, Officers, Employees and Agents	22
Section 3.18.	Emergency Provisions	22
ARTICLE IV COMMITTEES		~~16~~22
Section~~.1.~~4.1.	~~NUMBER, TENURE AND QUALIFICATIONS~~ Number; Tenure and Qualifications	~~16~~22
Section~~.2.~~4.2.	~~POWERS~~ Powers	~~17~~22
~~Section.3.~~	~~MEETINGS~~	~~17~~
~~Section.4.~~	~~TELEPHONE MEETINGS~~	~~17~~
~~Section.5.~~	~~WRITTEN CONSENT BY COMMITTEES~~	~~17~~
~~Section.6.~~	~~VACANCIES~~	~~17~~
Section 4.3.	Meetings	22
Section 4.4.	Telephone Meetings	23
Section 4.5.	Action by Written Consent of Committees	23
Section 4.6.	Vacancies	23

ARTICLE V OFFICERS		~~17~~23
Section~~.1.~~5.1.	~~GENERAL PROVISIONS~~ General Provisions	~~17~~23
Section~~.2.~~5.2.	~~REMOVAL AND RESIGNATION~~ Removal and Resignation	~~18~~24
~~Section.3.~~	~~VACANCIES~~	~~18~~
~~Section.4.~~	~~CHIEF EXECUTIVE OFFICER~~	~~18~~
~~Section.5.~~	~~CHIEF OPERATING OFFICER~~	~~18~~
~~Section.6.~~	~~CHIEF FINANCIAL OFFICER~~	~~18~~
~~Section.7.~~	~~CHAIRMAN OF THE BOARD~~	~~18~~
~~Section.8.~~	~~PRESIDENT~~	~~19~~
~~Section.9.~~	~~VICE PRESIDENTS~~	~~19~~
~~Section.10.~~	~~SECRETARY~~	~~19~~
~~Section.11.~~	~~TREASURER~~	~~19~~
~~Section.12.~~	~~ASSISTANT SECRETARIES AND ASSISTANT TREASURERS~~	~~20~~
~~Section.13.~~	~~SALARIES~~	~~20~~
Section 5.3.	Vacancies	24
Section 5.4.	Chief Executive Officer	24
Section 5.5.	Chief Operating Officer	24
Section 5.6.	Chief Financial Officer	24
Section 5.7.	Chairman and Vice Chairman of the Board	24
Section 5.8.	President	24
Section 5.9.	Vice Presidents	25
Section 5.10.	Secretary	25
Section 5.11.	Treasurer	25
Section 5.12.	Assistant Secretaries and Assistant Treasurers	25
ARTICLE VI CONTRACTS, LOANS, CHECKS AND DEPOSITS		~~20~~25
Section~~.1.~~6.1.	~~CONTRACTS~~ Contracts	~~20~~25
Section~~.2.~~6.2.	~~CHECKS AND DRAFTS~~ Checks and Drafts	~~20~~ 25
Section~~.3.~~6.3.	~~DEPOSITS~~Deposits	~~20~~ 25
ARTICLE VII STOCK		~~20~~26
Section~~.1.~~ 7.1.	~~CERTIFICATES~~ Certificates	~~20~~26
Section~~.2.~~ 7.2.	~~TRANSFERS21~~ Transfers	26
Section~~.3.~~ 7.3.	~~REPLACEMENT CERTIFICATE~~ Lost Certificates	~~21~~26
Section~~.4.~~7.4.	~~CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE~~ Closing of Transfer Books or Fixing of Record Date	~~21~~26
Section~~.5.~~7.5.	~~STOCK LEDGER~~ Stock Ledger	~~22~~27
Section~~.6.~~7.6.	~~FRACTIONAL STOCK; ISSUANCE OF UNITS~~ Fractional Stock; Issuance of Units	~~22~~27
ARTICLE VIII REGULATORY COMPLIANCE AND DISCLOSURE		27
Section 8.1.	Actions Requiring Regulatory Compliance Implicating the Corporation	27
Section 8.2.	Compliance With Law	29

Section 8.3.	Limitation on Voting Shares of Stock or Proxies	29
Section 8.4.	Representations, Warranties and Covenants Made to Governmental or Regulatory Bodies	29
Section 8.5.	Board of Directors’ Determinations	29
ARTICLE IX ACCOUNTING YEAR		~~23~~30
Section 9.1.	Accounting Year	30
ARTICLE ~~IX~~X DIVIDENDS AND OTHER DISTRIBUTIONS		~~23~~30
Section~~.1.~~10.1.	~~AUTHORIZATION~~ Dividends and Other Distributions	~~23~~30
~~Section.2.~~	~~CONTINGENCIES~~	~~23~~
~~ARTICLE X INVESTMENT POLICY~~		~~23~~
ARTICLE XI SEAL		~~23~~30
Section~~.1.~~11.1	~~SEAL~~ .Seal	~~23~~30
Section~~.2.~~11.2.	~~AFFIXING SEAL~~ Affixing Seal	~~23~~30
ARTICLE XII ~~INDEMNIFICATION AND ADVANCE OF EXPENSES~~		~~24~~
~~ARTICLE XIII~~ WAIVER OF NOTICE		~~24~~30
Section 12.1.	Waiver of Notice	30
ARTICLE XI~~V~~II AMENDMENT OF BYLAWS		~~25~~31
Section 13.1.	Amendment of Bylaws	31
ARTICLE XIV MISCELLANEOUS		31
Section 14.1.	References to Charter of the Corporation	31
Section 14.2.	Costs and Expenses	31
Section 14.3.	Ratification	31
Section 14.4.	Ambiguity	31
Section 14.5.	Inspection of Bylaws	31
Section 14.6.	Special Voting Provisions relating to Control Shares	32

FIVE STAR QUALITY CARE, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

~~SECTION.1.         PRINCIPAL OFFICE~~

Section 1.1.            Principal Office.  The principal office of the Corporation ~~in the State of Maryland~~ shall be located at such place or places as the Board of Directors may designate.

~~Section.2.               ADDITIONAL OFFICES~~

Section 1.2.            Additional Offices.  The Corporation may have additional offices~~, including a principal executive office,~~ at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

~~SECTION.1.         PLACE~~

Section 2.1.            Place.  All meetings of stockholders shall be held at the principal ~~executive~~ office of the Corporation or at such other place as ~~shall be set~~is designated by the Board of Directors ~~and stated in~~or the ~~notice~~chairman of the ~~meeting~~board or president.

~~Section.2.               ANNUAL MEETING~~

Section 2.2.            Annual Meeting.  An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held ~~within six months after the end of each fiscal year.~~at such times as the Board of Directors may designate.  Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid acts of the Corporation.

~~Section.3.               SPECIAL MEETINGS~~

Section 2.3.            Special Meetings.

(a)           General.  The ~~chairman of the board, if any, the~~ president of the Corporation or a majority of the entire Board of Directors may call a special meeting of the stockholders.  Subject to Section ~~3~~2.3(b), if at the time stockholders are entitled by law to cause a special meeting of the stockholders to be called, a special meeting of stockholders shall also be called by the secretary of the Corporation upon the written request of stockholders entitled to cast not less than the Special Meeting Percentage of all the votes entitled to be cast at such meeting.  The ~~“~~“Special Meeting Percentage~~”~~” shall be a majority or, if greater from time to time, the largest portion which the Corporation is legally permitted to specify with respect to stockholders entitled by law to cause a special meeting of the stockholders to be called.

(b)           Stockholder Requested Special Meetings.

(i)            ~~(1)~~ Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary of the Corporation (the ~~“~~“Record Date Request Notice~~”~~”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the ~~“~~“Request Record Date~~”~~”).  No stockholder may make a Record Date Request Notice unless such stockholder holds certificates for all shares of stock of the Corporation owned by such stockholder, and a copy of each such certificate shall accompany such stockholder~~’~~’s written request to the secretary, as described in the preceding sentence, in order for such request to be effective.  The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at ~~it~~the meeting, shall be signed by one ~~(1)~~ or more stockholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such stockholder (or ~~other~~its duly authorized agent) signing the Record Date Request Notice and shall set forth all information ~~relating to~~that each such stockholder ~~that must be disclosed~~would be required to disclose in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to ~~Regulation~~Section 14~~A~~ (or any successor provision) ~~under~~of the Securities Exchange Act of 1934, as amended (the ~~“Exchange Act”), and Rule 14a-11 thereunder.~~ “Exchange Act”), and the rules and regulations promulgated thereunder, as well as additional information required by Section 2.14.  Upon receiving the Record Date Request Notice, the Board of Directors may in its discretion fix a Request Record Date~~.~~, which need not be the same date as that requested in the Record Date Request Notice.  The Request Record Date shall not precede, and shall not be more than ~~ten (~~10~~)~~ days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors.  If the Board of Directors, within ~~ten (~~10~~)~~ days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement (as defined in Section 2.14.5(c)) of such Request Record Date, the Request Record Date shall be the close of business on the 10th day after the ~~first~~ date ~~on which the~~a valid Record Date Request Notice is received by the secretary.

(ii)           ~~(2)~~ In order for any stockholder to request a special meeting, one ~~(1)~~ or more written requests for a special meeting ~~(the “Special Meeting Request”)~~ signed by stockholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast not less than the Special Meeting Percentage (the “Special Meeting Request”) shall be delivered to the secretary.  No stockholder may make a ~~Record Date~~Special Meeting Request ~~Notice~~ unless such stockholder holds certificates for all shares of stock of the Corporation owned by such stockholder, and a copy of each such certificate shall accompany such stockholder~~’~~’s written request to the secretary, as described in the preceding sentence, in order for such request to be effective.  In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at ~~it~~the meeting (which shall be limited to the matters set forth in the Record Date Request Notice received by the secretary), shall bear the date of signature of each such stockholder (or ~~other~~its duly authorized agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Corporation~~’~~’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of stock of the Corporation which are owned of record and beneficially by each such stockholder, shall be sent to the secretary by registered mail, return receipt requested, and shall be received by the secretary within ~~sixty (60)~~10 days after the Request Record Date.  Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(iii)          ~~(3)~~ The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing ~~and~~, mailing and filing the notice of meeting (including the Corporation~~’~~’s proxy materials).  The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents and information required by ~~paragraph (2) of this~~ Section ~~3~~2.3(b)(ii), the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(iv)          ~~(4)~~ Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the officer who called the meeting in accordance with Section ~~3~~2.3(a), if any, and otherwise by the Board of Directors.  In the case of any special meeting called by the secretary upon the request of stockholders (a ~~“~~“Stockholder Requested Meeting~~”~~”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than ~~ninety (~~90~~)~~ days after the record date for such meeting (the ~~“~~“Meeting Record Date~~”~~”); and provided further that if the Board of Directors fails to designate, within ~~ten (~~10~~)~~ days after the date that a valid Special Meeting Request is actually received by the secretary (the ~~“~~“Delivery Date~~”~~”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first ~~preceding~~ Business Day preceding such 90th day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder

Requested Meeting within ~~ten (~~10~~)~~ days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation.  In fixing a date for any special meeting, ~~chairman of the board,~~ the president or Board of Directors may consider such factors as he, she or it deems relevant within the exercise of their business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.  In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within ~~thirty (~~30~~)~~ days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

(v)           ~~(5)~~ If at any time as a result of written revocations of requests for the special meeting, stockholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the secretary may revoke the notice of the meeting at any time before ~~ten (~~10~~)~~ days before the meeting if the secretary has ~~first~~ sent to all other requesting stockholders written notice of such revocation and of the intention to revoke the notice of the meeting~~.~~ and the Corporation may cancel and not hold such meeting.  Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(vi)          ~~(6)~~ The Board of Directors shall determine the validity of any purported Record Date Request Notice or Special Meeting Request received by the secretary.  For the purpose of permitting the Board of Directors to perform such review, no such purported request shall be deemed to have been delivered to the secretary until the earlier of (~~i~~A) five ~~(5)~~ Business Days after receipt by the secretary of such purported request and (~~ii~~B) such date as the Board of Directors may certify whether valid requests received by the secretary represent at least a majority of the issued and outstanding shares of stock (or such larger portion which the Corporation is legally permitted to specify with respect to stockholders entitled by law to cause a special meeting of the stockholders to be called) that would be entitled to vote at such meeting. ~~The Board of Directors’ determination regarding the validity of a Special Meeting Request shall be final and binding unless it is determined by a court of competent jurisdiction to have been made in bad faith.  Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that any stockholder shall not be entitled to contest whether the Board of Directors’ actions determining the validity of a Special Meeting Request has been made in bad faith, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation), provided such action is commenced within five (5) Business Days after notice of the Board of Directors~~

~~determination regarding the invalidity of a Special Meeting Request is delivered to the requesting stockholders.  In the event of such a challenge, a purported Special Meeting Request shall be deemed not to have been delivered to the Corporation until a final determination that the Board of Directors acted in bad faith has been made by a court of competent jurisdiction and all times for applicable appeals of such determination have expired.~~

(vii)         ~~(7)~~ For purposes of these Bylaws, ~~“~~“Business Day~~”~~” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

~~Section.4.               NOTICE~~

Section 2.4.            Notice of Regular or Special Meetings.  ~~Not less than ten nor more than 90 days before each meeting of stockholders~~In accordance with applicable law and the charter of the Corporation, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder~~’~~’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law.  If mailed, such notice shall be deemed to be given ~~when~~once deposited in the ~~United States~~U.S. mail addressed to the stockholder at the stockholder~~’~~’s address as it appears on the records of the Corporation, with postage thereon prepaid.

Section 2.5.            Notice of Adjourned Meetings.  It shall not be necessary to give notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

Section 2.6.            Scope of Meetings~~Any~~.  Except as otherwise expressly set forth elsewhere in these Bylaws, no business ~~of the Corporation may~~shall be transacted at an annual ~~meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice.  No business shall be transacted at a~~or special meeting of stockholders except as specifically designated in the notice~~.~~ or otherwise properly brought before the stockholders by or at the direction of the Board of Directors.

~~Section.5.               ORGANIZATION AND CONDUCT~~

Section 2.7.            Organization of Stockholder Meetings.  Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chair~~ma~~person of the meeting or, in the absence of such appointment or the absence of the appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order:  the vice chairman of the board, if there be one, the president, the vice presidents in their order of ~~rank and~~ seniority, or, in the absence of such officers, a chair~~ma~~person chosen by the stockholders by the vote of a majority of the votes cast on such appointment by stockholders present in person or represented by proxy.  The secretary, ~~or, in the secretary’s absence,~~ an assistant secretary~~, or in the absence of both the secretary and assistant secretaries,~~ or a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chair~~ma~~person of the meeting shall act as secretary~~.  In the event that~~ of the meeting and record the minutes of the meeting.  If the secretary presides as chairperson at a meeting of the stockholders, ~~an assistant~~then the secretary shall not also act as secretary of the meeting and record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chair~~ma~~person of the meeting.  The chair~~ma~~person of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chair~~ma~~person, are appropriate for the proper conduct of the meeting, including, without limitation~~,~~: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chair~~ma~~person of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chair~~ma~~person of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder or other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair~~ma~~person of the meeting; ~~and~~ (g) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security.  Without limiting the generality of the powers of the chairperson of the meeting pursuant to the foregoing provisions, the chairperson may adjourn any meeting of stockholders for any reason deemed necessary by the chairperson, including, without limitation, if (i) no quorum is present for the transaction of the business, (ii) the Board of Directors or the chairperson of the meeting determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that the Board of Directors or the chairperson of the meeting determines has not been made sufficiently or timely available to stockholders or (iii) the Board of Directors or the chairperson of the meeting determines that adjournment is otherwise in the best interests of the Corporation.  Unless otherwise determined by the chair~~ma~~person of the meeting, meetings of stockholders shall not be required to be held in accordance with the general rules of parliamentary procedure or any otherwise established rules of order.

~~Section.6.               QUORUM~~

Section 2.8.            Quorum.  At any ~~meeting of stockholders~~annual or special meeting of stockholders called by the Board of Directors or any authorized officer of the Corporation, the presence in person or by proxy of stockholders entitled to cast one-third of all the votes entitled to be cast at such meeting shall constitute a quorum.  Notwithstanding the immediately preceding sentence, at any special meeting of stockholders called upon the written request of stockholders pursuant to Section 2.3(b), the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum~~; but this~~.  This section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure.  If, however, ~~such~~a quorum shall not be present at any meeting of the stockholders, the chair~~ma~~person of the meeting ~~or the stockholders entitled to vote at such meeting, present in person or by proxy,~~ shall have the power to adjourn the meeting from time to time ~~to a date not more than 120 days after the original record date without notice~~

~~other than announcement at the meeting.~~without the Corporation having to set a new record date or provide any additional notice of such meeting, subject to any obligation of the Corporation to give notice pursuant to Section 2.5.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  The stockholders present, either in person or by proxy, at a meeting of stockholders which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of enough votes to leave less than a quorum then being present at the meeting.

~~The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.~~

~~Section.7.               VOTING~~

Section 2.9.            Voting.  A majority of all the votes entitled to be cast for election of a director at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect such director.  ~~Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.  A~~For all matters to be voted upon by stockholders other than the election of directors, unless otherwise required by applicable law, by the listing requirements of the principal exchange on which shares of the Corporation’s common stock are listed or by a specific provision of the charter of the Corporation, the vote required for approval shall be the affirmative vote of 75% of the votes entitled to be cast for each such matter unless such matter has been  previously approved by the Board of Directors, in which case the vote required for approval shall be a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present ~~shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Corporation.  Unless otherwise provided in the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.~~.

~~Section.8.               PROXIES~~

Section 2.10.          Proxies.  A stockholder may cast the votes entitled to be cast by ~~the shares of stock owned of record by the stockholder~~him or her either in person or by proxy executed by the stockholder or by ~~the stockholder’s~~his or her duly authorized agent in any manner permitted by law.  Such proxy ~~or evidence of authorization of such proxy~~ shall be filed with ~~the secretary~~such officer of the Corporation ~~before or at the meeting.  No~~or third party agent as the Board of Directors shall have designated for such purpose for verification at or prior to such meeting.  Any proxy relating to shares of stock of the Corporation shall be valid ~~more than eleven months after its date unless otherwise provided in the proxy.~~until the expiration date therein or, if no expiration is so indicated, for such period as is permitted pursuant to Maryland law.  At a meeting of stockholders, all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by or on behalf of the chairperson of the meeting, subject to Section 2.13.

~~Section.9.               VOTING OF STOCK BY CERTAIN HOLDERS~~

Section 2.11.          Record Date.  The Board of Directors may fix the date for determination of stockholders entitled to notice of and to vote at a meeting of stockholders.  If no date is fixed for the determination of the stockholders entitled to vote at any meeting of stockholders, only persons in whose names shares of stock entitled to vote are recorded on the stock records of the Corporation at the opening of business on the day of any meeting of stockholders shall be entitled to vote at such meeting.

Section 2.12.          Voting of Stock by Certain Holders.  Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or pursuant to an agreement of the partners of ~~a~~the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock.  Any director or other fiduciary may vote stock registered in his or her name as such fiduciary, either in person or by proxy.

~~Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.~~

~~The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.  The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.~~

~~Section.10.             INSPECTORS~~

Section 2.13.          Inspectors.

(a)           Before or at any meeting of stockholders, the chairperson of the meeting may appoint one or more persons as inspectors for such meeting.  Such inspectors shall (i) ascertain and report the number of shares of stock represented at the meeting, in person or by proxy and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairperson of the meeting and (iv) perform such other acts as are proper to conduct the election or voting at the meeting.

(b)           ~~.  The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting.  The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  Each such report~~Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares of stock represented at the meeting and the results of the voting shall be prima facie evidence thereof.

~~Section.11.             ADVANCE NOTICE OF NOMINEES FOR DIRECTOR AND OTHER PROPOSALS.~~

Section 2.14.          ~~(a)~~ Nominations and Other Proposals to be Considered at Meetings of Stockholders.  Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders at ~~an annual or special meeting~~meetings of stockholders may be properly brought before the meeting only as set forth in this Section ~~11.~~ 2.14.  All judgments and determinations made by the Board of Directors or the chair~~ma~~person of the meeting, as applicable, under this Section ~~11~~2.14 (including, without limitation, judgments ~~as to whether any matter or thing is satisfactory to the Board of Directors~~ and determinations as to the propriety of a proposed nomination or a proposal of other business for consideration by stockholders) shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

Section 2.14.1                        ~~(b)~~ Annual Meetings of Stockholders.

(a)           ~~(1)~~ Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be properly brought before the meeting (i) pursuant to the Corporation~~’~~’s notice of meeting or otherwise properly brought before the meeting by or at the direction of the ~~directors~~Board of Directors or (ii) by any stockholder of the Corporation who (A) is a stockholder of record ~~both~~ at the time of giving ~~of~~the notice ~~by the stockholder~~ provided for in this Section ~~11(b)~~2.14.1 through and ~~at~~including the time of the annual meeting~~, who~~ (including any adjournment or postponement thereof), (B) is entitled to make nominations or propose other business and to vote at the meeting on such election, or the proposal for other business, as the case may be~~,~~ and ~~who complies with this Section 11.~~(C) complies with the notice procedures set forth in this Section 2.14 as to such nomination or other business.  Section 2.14.1(a)(ii) shall be the exclusive means for a stockholder to make nominations or propose other business before an annual meeting of stockholders, except to the extent of matters which are required to be presented to stockholders by applicable law which have been properly presented in accordance with the requirements of such law.

(b)           ~~(2)~~ For nominations for election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to ~~clause (ii) of~~ Section ~~11(b~~2.14.1(a)(~~1~~ii), the stockholder ~~must~~shall have given timely notice thereof in writing to the secretary of the Corporation in accordance with this Section 2.14 and such other business ~~must~~shall otherwise be a proper matter for action by stockholders.  To be timely, a stockholder~~’~~’s notice shall set forth all information required under this Section ~~11~~2.14 and shall be delivered to the secretary at the principal executive offices of the Corporation not later than 5:00 p.m. (Eastern Time) on the ~~90~~120th day nor earlier than the ~~120~~150th day prior to the first anniversary of the date of the proxy statement for the preceding year~~’~~’s annual meeting; provided, however, that in the event that the date of the proxy statement for the annual meeting is ~~advanced or delayed by~~ more than 30 days ~~from~~earlier than the first anniversary of the date of the proxy statement for the preceding year~~’~~’s annual meeting, notice by the stockholder to be timely ~~must~~shall be so delivered not ~~earlier than the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting and not~~ later than 5:00 p.m. (Eastern Time) on ~~the later of: (i) the 90th day prior to the date of such annual meeting or (ii)~~ the 10th day following the earlier of the day on which (i) notice of the annual meeting is mailed or otherwise made available or (ii) public announcement of the date of such meeting is first made by the Corporation.  Notwithstanding the foregoing sentence, with respect to the annual meeting to be held in calendar year 2009, to be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than 5:00 p.m. (Eastern Time) on December 31, 2008 nor earlier than December 1, 2008.  Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a stockholder~~’~~’s notice as described above.  No stockholder may give a notice to the secretary described in this Section ~~11~~2.14.1(b~~)(2~~) unless such stockholder holds a certificate for all shares of stock of the Corporation owned by such stockholder, and a copy of each such certificate shall accompany such stockholder~~’~~’s notice to the secretary in order for such notice to be effective.

                A stockholder’s notice shall set forth:

(A)          as to each individual whom the stockholder proposes to nominate for election or reelection as a director (a ~~“~~“Proposed Nominee~~”~~”) and any Proposed Nominee Associated Person (as defined ~~below~~in Section 2.14.1(d)), (1) the name, age, business address and residence address of such Proposed Nominee and the name and address of such Proposed Nominee Associated Person, (2) a statement of whether such Proposed Nominee is proposed for nomination as an ~~independent director or a managing director~~Independent Director (as defined in Section 3.2) or a

Managing Director (as defined in Section 3.2) and a description of such Proposed Nominee~~’~~’s qualifications to be an ~~i~~Independent ~~d~~Director or ~~m~~Managing ~~d~~Director, as the case may be, and such Proposed Nominee’s qualifications to be a director pursuant to the criteria set forth in Section 3.1, (3) the class, series and number of any shares of ~~capital~~ stock of the Corporation that are, directly or indirectly, beneficially owned or owned of record by such Proposed Nominee or by such Proposed Nominee Associated Person, (4) the date such shares were acquired and the investment intent of such acquisition, (5) a description of all purchases and sales of securities of the Corporation by such Proposed Nominee or by such Proposed Nominee Associated Person during the previous ~~twelve (12)~~24 month period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, (6) a description of all Derivative Transactions (as defined in Section 2.14.1(d)) by such Proposed Nominee or by such Proposed Nominee Associated Person during the previous ~~twelve (12)~~24 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include, without limitation, all information that such Proposed Nominee or Proposed Nominee Associated Person would be required to report on an Insider Report (as defined in Section 2.14.1(d)) if such Proposed Nominee or Proposed Nominee Associated Person were a director of the Corporation or the beneficial owner of more than ~~ten percent (~~10%~~)~~ of the shares of stock of the Corporation at the time of the transactions, (7) any performance related fees (other than an asset based fee) that such Proposed Nominee or such Proposed Nominee Associated Person is entitled to based on any increase or decrease in the value of shares of stock of the Corporation or instrument or arrangement of the type contemplated within the definition of Derivative Transaction, if any, as of the date of such notice, including, without limitation, any such interests held by members of such Proposed Nominee’s or such Proposed Nominee Associated Person’s immediate family sharing the same household with such Proposed Nominee or such Proposed Nominee Associated Person, (8) any proportionate interest in shares of stock of the Corporation or instrument or arrangement of the type contemplated within the definition of Derivative Transaction held, directly or indirectly, by a general or limited partnership in which such Proposed Nominee or such Proposed Nominee Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (9) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder, Proposed Nominee Associated Person, or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each Proposed Nominee, or his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “S.E.C.”) (and any successor regulation), if the stockholder making the nomination and any Proposed Nominee Associated Person on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant, (10) any rights to dividends on the shares of stock of the Corporation owned beneficially by such Proposed Nominee or such Proposed Nominee Associated Person that are separated or separable from the underlying shares of stock of the Corporation, (11) to the extent known by such Proposed Nominee or such Proposed Nominee Associated Person, the name and address of any other person who owns, of record or beneficially, any shares of ~~capital~~ stock of the Corporation and who supports the Proposed Nominee for election or reelection as a director, (~~8~~12) all other information relating to such Proposed Nominee or such Proposed Nominee Associated Person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to ~~Regulation~~Section 14~~A~~ (or any successor provision) ~~under~~of the Exchange Act and ~~(9~~the rules and regulations promulgated thereunder and (13) such Proposed Nominee~~’~~’s notarized written consent to being named in the stockholder’s proxy statement as a nominee and to serving as a director if elected;

(B)           as to any other business that the stockholder proposes to bring before the meeting, (1) a description of such business, (2) the reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined ~~below~~in Section 2.14.1(d)), including any anticipated benefit to such stockholder or any Stockholder Associated Person therefrom ~~and (3~~, (3) a description of all agreements, arrangements and understandings between such stockholder and Stockholder Associated Person amongst themselves or with any other person or persons (including their names) in connection with the proposal of such business by such stockholder and (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring the business before the meeting;

(C)           as to the stockholder giving the notice and any Stockholder Associated Person, (1) the class, series and number of all shares of stock of the Corporation ~~which~~that are owned of record by such stockholder or by such Stockholder Associated Person, if any, ~~and~~ (2) the class, series and number of, and the nominee holder for, ~~all~~any shares of stock of the Corporation that are owned, directly or indirectly, beneficially but not of record by such stockholder or by ~~any~~ such Stockholder Associated Person, if any, (3) with respect to the foregoing clauses (1) and (2), the date such shares were acquired and the investment intent of such acquisition and (4) all information relating to such stockholder and Stockholder Associated Person that is required to be disclosed in connection with the solicitation of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Section 14 (or any successor provision) of the Exchange Act and the rules and regulations promulgated thereunder;

(D)          as to the stockholder giving the notice and any Stockholder Associated Person ~~covered by clause (B) or (C) above in this Section 11(b)(2)~~, (1) the name and address of such stockholder, as they appear on the Corporation~~’~~’s stock ledger and the current name and address, if different, of such stockholder and Stockholder Associated Person and (2) the investment strategy or objective, if any, of such stockholder or Stockholder Associated Person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder or Stockholder Associated Person;

(E)                                 as to the stockholder giving the notice and any Stockholder Associated Person ~~covered by clause (B) or (C) above in this Section 11(b)(2)~~, (1) a description of all purchases and sales of securities of the Corporation by such stockholder or Stockholder Associated Person during the previous ~~twelve (12)~~24 month period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved ~~and~~, (2) a description of all Derivative Transactions by such stockholder or Stockholder Associated Person during the previous ~~twelve (12)~~24 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include, without limitation, all information that such stockholder or Stockholder Associated Person would be required to report on an Insider Report if such stockholder or Stockholder Associated Person were a director of the Corporation or the beneficial owner of more than ~~ten percent (~~10%~~)~~ of the shares of stock of the Corporation at the time of the transactions, (3) any performance related fees (other than an asset based fee) that such stockholder or Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of stock of the Corporation or instrument or arrangement of the type contemplated within the definition of Derivative Transaction, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or Stockholder Associated Person’s immediate family sharing the same household with such stockholder or Stockholder Associated Person, (4) any proportionate interest in shares of stock of the Corporation or instrument or arrangement of the type contemplated within the definition of Derivative Transaction held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (5) any rights to dividends on the shares of stock of the Corporation owned beneficially by such stockholder or Stockholder Associated Person that are separated or separable from the underlying shares of stock of the Corporation; ~~and~~

(F)                                 to the extent known by the stockholder giving the notice, the name and address of any other person who owns, beneficially or of record, any shares of ~~capital~~ stock of the

Corporation and who supports the nominee for election or reelection as a director or the proposal of other business ~~on the date of such stockholder’s notice.~~; and

(G)                                if more than one class or series of shares of capital stock of the Corporation is outstanding, the class and series of shares of capital stock of the Corporation entitled to vote for such Proposed Nominee and/or stockholder’s proposal, as applicable.

(c)                                  ~~(3)~~ Notwithstanding anything in the second sentence of Section ~~11~~2.14.1(b~~)(2)~~ to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement of such action at least ~~100~~130 days prior to the first anniversary of the date of the proxy statement for the preceding year~~’~~’s annual meeting, a stockholder~~’~~’s notice required by this Section ~~11(b)~~2.14.1 also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the secretary at the principal executive offices of the Corporation not later than 5:00 p.m. (Eastern Time) on the 10th day immediately following the day on which such public announcement is first made by the Corporation.

(d)                                 ~~(4)~~ For purposes of this Section ~~11,~~2.14, (i) ~~“~~“Stockholder Associated Person~~”~~” of any stockholder shall mean (A) any person ~~controlling, directly or indirectly, or~~ acting in concert with, such stockholder, (B) any direct or indirect beneficial owner of shares of capital stock of the Corporation owned of record or beneficially by such stockholder and (C) any person controlling, controlled by or under common control with such stockholder or a Stockholder Associated Person~~,~~; (ii) ~~“~~“Proposed Nominee Associated Person~~”~~” of any Proposed Nominee shall mean (A) any person acting in concert with such Proposed Nominee, (B) any direct or indirect beneficial owner of shares of capital stock of the Corporation owned of record or beneficially by such Proposed Nominee and (C) any person controlling, controlled by or under common control with such Proposed Nominee or a Proposed Nominee Associated Person~~,~~; (iii) ~~“~~“Derivative Transaction~~”~~” by a person shall mean any (A) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the Corporation, or similar instrument with a value derived in whole or in part from the value of a security of the Corporation, in any such case whether or not it is subject to settlement in a security of the Corporation or otherwise ~~and~~or (B) any transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which such person was, is or will be entitled to vote, in any such case whether or not it is subject to settlement in a security of the Corporation or otherwise; and (iv) ~~“~~“Insider Report~~”~~” shall mean a statement required to be filed pursuant to Section 16 of the Exchange Act (or any successor provisions) by a person who is a director of the Corporation or who is directly or indirectly the beneficial owner of more than ~~ten percent (~~10%~~)~~ of the shares of stock of the Corporation.

Section 2.14.2                                 ~~(c)~~ Stockholder Nominations or Other Proposals Causing Covenant Breaches or Defaults.  At the same time as ~~or prior to~~ the submission of any stockholder nomination or proposal of other business to be considered at ~~an annual or special~~a stockholders meeting that, if approved and implemented by the Corporation, would cause the Corporation or any subsidiary (as defined in Section 2.14.5(c)) of the Corporation to be in breach of any covenant of the Corporation or any subsidiary of the Corporation or otherwise cause a default (in any case, with or without notice or lapse of time) in any existing ~~or proposed~~ debt instrument~~,~~ or agreement of the Corporation or any subsidiary of the Corporation or other material contract or agreement of the Corporation or any subsidiary of the Corporation, the proponent stockholder or stockholders ~~must~~shall submit to the secretary ~~of the Corporation~~ at the principal executive offices of the Corporation (~~i~~a) evidence satisfactory to the Board of Directors of the lender~~’~~’s or contracting party~~’~~’s willingness to waive the breach of covenant or ~~(ii~~default or (b) a detailed plan for repayment of the indebtedness to the lender or c~~o~~ur~~rect~~ing the contractual breach or default and satisfying any resulting damage claim, specifically identifying the actions to be taken or the source of funds ~~to be used in the repayment~~, which plan must be satisfactory to the Board of Directors in its discretion~~.~~ , and evidence of the availability to the Corporation of substitute credit or contractual arrangements similar to the credit or contractual arrangements which are implicated by the stockholder nomination or other proposal that are at least as favorable to the Corporation, as determined by the Board of Directors in its discretion.  As an example and not as a limitation, at the time these Bylaws are being amended and restated, the Corporation is party to a bank credit facility that contains covenants which prohibit certain changes in the management and policies of the Corporation without the approval of the lenders; accordingly, a stockholder nomination or proposal which implicates these covenants shall be accompanied by a waiver of these covenants duly executed by the banks or by evidence satisfactory to the Board of Directors of the availability of funding to the Corporation to repay outstanding indebtedness under this credit facility and of the availability of a new credit facility on terms as favorable to the Corporation as the existing credit facility.  As a further example and not as a limitation, at the time these Bylaws are being amended and restated, the Corporation is party to lease and related agreements with Senior Housing Properties Trust or its subsidiaries (“Senior Housing”).  Those agreements contain covenants which prohibit certain changes in the management and policies of the Corporation without the approval of Senior Housing.  Accordingly, a stockholder nomination or proposal which implicates these covenants shall be accompanied by a waiver of these covenants duly executed by the applicable Senior Housing entity or by evidence satisfactory to the Board of Directors of the availability of alternative facilities for lease and operation by the Corporation on terms as favorable to the Corporation as the applicable arrangement and of funds for the payment by the Corporation of any amounts required under the applicable agreement or otherwise as a result of any breach or termination of the agreement with Senior Housing.

Section 2.14.3                                 ~~(d)~~ Stockholder Nominations or Other Proposals Requiring ~~Regulatory Notice, Consent or Approval. At the same time or prior to the~~Governmental Action.  If (a) submission of any stockholder nomination~~s~~ or proposal of other business to be considered at ~~an annual or special~~a stockholders meeting that~~, if approved,~~ could not be considered or, if approved, implemented by the Corporation without the Corporation, any subsidiary of the Corporation, the proponent stockholder, any Proposed Nominee of such stockholder, any Proposed Nominee Associated Person of such Proposed Nominee, any Stockholder Associated Person of such stockholder, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent ~~or~~, approval or other action of any federal, state, municipal or other ~~regulatory body~~governmental or regulatory body (a “Governmental Action”) or (b) such stockholder’s ownership of shares of stock of the Corporation or any solicitation of proxies or votes or holding or exercising proxies by such stockholder, any Proposed Nominee of such stockholder, any Proposed Nominee Associated Person of such Proposed Nominee, any Stockholder Associated Person of such stockholder, or their respective affiliates or associates would require Governmental Action, then, at the same time as the submission of any stockholder nomination or proposal of other business to be considered at a stockholders meeting, the proponent stockholder or stockholders ~~must~~shall submit to the secretary ~~of the Corporation~~ at the principal executive offices of the Corporation (~~i~~x) evidence satisfactory to the Board of Directors that any and all ~~required notices, consents or approvals have~~Governmental Action has been given or obtained, including, without limitation, such evidence as the Board of Directors may require so that any nominee may be determined to satisfy any suitability or other requirements or (ii) ~~a plan,~~y) if such evidence was not obtainable from a governmental or regulatory body by such time despite the stockholder’s diligent and best efforts, a detailed plan for making ~~the requisite notices~~ or obtaining the ~~requisite consents or approvals, as applicable, prior to~~Governmental Action prior to the election of any such Proposed Nominee or the implementation of ~~the~~such proposal ~~or election~~, which plan must be satisfactory to the Board of Directors in its discretion.  As an example and not as a limitation, at the time these Bylaws are being amended and restated, the Corporation holds a controlling ownership position in a company being formed and licensed as an insurance company in the State of Indiana.  The laws of the State of Indiana have certain regulatory requirements for any person who seeks to control (as defined under Indiana law) a company which itself controls an insurance company domiciled in the State of Indiana, including by exercising proxies representing 10% or more of its voting securities.  Accordingly, a stockholder who seeks to exercise proxies for a nomination or a proposal affecting the governance of the Corporation shall obtain any applicable approvals from the Indiana insurance regulatory authorities prior to exercising such proxies.  Similarly, as a further example and not as a limitation, at the time these Bylaws are being amended and restated, the Corporation operates healthcare facilities in various states; such facilities are governed by and subject to the regulatory and licensing requirements of the state in which such facility is located.  The licensing terms or regulatory regime of certain states with jurisdiction over the Corporation may require that certain consents or approvals be obtained prior to the Corporation considering or implementing certain actions, including potentially requiring that a Proposed Nominee obtain regulatory approval or consent prior to being nominated for or elected as a director.  Accordingly, a stockholder nomination or stockholder proposal that, if approved, would require the Corporation to obtain the consent or approval of a state authority due to the fact that the Corporation operates licensed healthcare facilities in such state, shall be accompanied by evidence that the stockholder or Proposed Nominee has either secured the required approvals or consents from all applicable state regulatory authorities or if such required approvals have not been obtained, then the stockholder nomination or other proposal shall be accompanied by a copy of any applications or forms required to be completed by the Proposed Nominee or stockholder as submitted or to be submitted to the applicable state authorities so that the Board of Directors may determine the likelihood that the stockholder or the Proposed Nominee, as applicable, will receive any such required approval.

Section 2.14.4                                 ~~(e)~~ Special Meetings of Stockholders.  As set forth in Section ~~4 of this Article II,~~2.6, only business brought before the meeting pursuant to the Corporation~~’~~’s notice of meeting shall be conducted at a special meeting of stockholders.  Nominations of individuals for election to the Board of Directors only may be made at a special meeting of stockholders at which directors are to be elected: (~~i~~a) pursuant to the Corporation~~’~~’s notice of meeting; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (~~ii~~c) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section ~~11(e)~~2.14.4 through and ~~at~~including the time of the special meeting, who is entitled to vote at the meeting on such election and who has complied with the notice procedures set forth in this Section ~~11(e).~~2.14.4.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one ~~(1)~~ or more directors to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation~~’~~’s notice of meeting, if the stockholder~~’~~’s notice contains the information required by Section ~~11(b)~~2.14 and the stockholder has given timely notice thereof in writing to the secretary of the Corporation at the principal executive offices of the Corporation.  To be timely, a stockholder’s notice shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not earlier than the ~~120~~150th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (i) the ~~90~~120th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the ~~directors~~Board of Directors to be elected at such meeting.  Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a stockholder~~’~~’s notice as described above.

Section 2.14.5                                 ~~(f)~~ General.

~~(1)~~ (a)                 If information submitted pursuant to this Section ~~11~~2.14 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be deemed by the Board of Directors incomplete or inaccurate, any authorized officer or the Board of Directors or any committee thereof may treat such information as not having been provided in accordance with this Section ~~11.~~2.14.  Any notice submitted by a stockholder pursuant to this Section 2.14 that is deemed by the Board of Directors inaccurate, incomplete or otherwise fails to satisfy completely any provision of this Section 2.14 shall be deemed defective and shall thereby render all proposals and nominations set forth in such notice defective.  Upon written request by the secretary of the Corporation or the Board of Directors or any committee thereof (which may be made from time to time), any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within three ~~business days of delivery of~~Business Days after such request (or such other period as may be specified in such request), (i) written verification, satisfactory to ~~any~~the secretary or any other authorized officer or the Board of Directors or any committee thereof, in his, her or its ~~sole~~ discretion, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section ~~11 and (ii~~2.14, (ii) written responses to information reasonably requested by the secretary, the Board of Directors or any committee thereof and (iii) a written update, to a current date, of any information submitted by the stockholder pursuant to this Section ~~11~~2.14 as of an earlier date.  If a stockholder fails to provide such written verification ~~or such written~~, information or update within such period, ~~any~~the secretary or any other authorized officer or the Board of Directors ~~or any committee thereof~~ may treat the information ~~as to which written~~which was previously provided and to which the verification ~~or written~~, request or update ~~was requested~~relates as not having been provided in accordance with this Section ~~11.  Nothing in this Section 11(f) shall require~~2.14; provided, however, that no such written verification, response or update shall cure any incompleteness, inaccuracy or failure in any notice provided by a stockholder pursuant to this Section 2.14.  It is the responsibility of a stockholder who wishes to make a nomination or other proposal to comply with the requirements of Section 2.14; nothing in this Section 2.14.5(a) or otherwise shall create any duty of the Corporation, the Board of Directors or any committee thereof nor any officer of the Corporation to inform a stockholder that the information submitted pursuant to this Section 2.14 by or on behalf of such stockholder is incomplete or inaccurate or not otherwise in accordance with this Section 2.14 nor require the Corporation, the Board of Directors, any committee of the Board of Directors or any officer of the Corporation to request clarification or updating of information provided by any stockholder, but the Board of Directors, a committee thereof or the secretary acting on behalf of the Board of Directors or a committee, may do so in its, his or her discretion .

(b)                                 ~~(2)~~ Only such individuals who are nominated in accordance with this Section ~~11~~2.14 shall be eligible for election by stockholders as directors and only such business shall be conducted at a meeting of stockholders as shall have been properly brought before the meeting in accordance with this Section ~~11.~~ 2.14.  The chair~~ma~~person of the meeting and the Board of Directors shall each have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section ~~11~~2.14 and, if any proposed nomination or other business is determined not to be in compliance with this Section ~~11,~~2.14, to declare that such defective nomination or proposal be disregarded.

(c)                                  ~~(3)~~ For purposes of this Section ~~11, “~~2.14: (i) “public announcement~~”~~” shall mean disclosure in (~~i~~A) a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or any other widely circulated news or wire service or (~~ii~~B) a document publicly filed by the Corporation with the United States Securities and Exchange Commission pursuant to the Exchange Act; and (ii) “subsidiary” shall include, with respect to a person, any corporation, partnership, joint venture or other entity of which such person (A) owns, directly or indirectly, 10% or more of the outstanding voting securities or other interests or (B) has a person designated by such person serving on, or a right, contractual or otherwise, to designate a person, so to serve on, the board of directors (or analogous governing body).

(d)                                 ~~(4)~~ Notwithstanding the foregoing provisions of this Section ~~11,~~2.14, a stockholder shall also comply with all applicable legal requirements, including, without limitation, applicable requirements of state law and the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section ~~11.~~ 2.14.  Nothing in this Section ~~11~~2.14 shall be deemed to require that a stockholder nomination of an individual for election to the Board of Directors or a stockholder proposal relating to other business be included in the Corporation~~’~~’s proxy statement, except as may be required by law.

(e)                                  ~~(5)~~ The Board of Directors may from time to time require any individual nominated to serve as a ~~D~~director to agree in writing with regard to matters of business ethics and confidentiality while such nominee serves as a ~~D~~director, such agreement to be on the terms and in a form (the ~~“~~“Agreement~~”~~”) determined satisfactory by the Board of Directors, as amended and supplemented from time to time in the discretion of the Board of Directors.  The terms of the Agreement may be substantially similar to the Code of Business Conduct and Ethics of the Corporation or any similar code promulgated by the Corporation (the ~~“~~“Code~~”~~ of Business Conduct”) or may differ from or supplement the Code of Business Conduct.

~~Section 12.             VOTING BY BALLOT~~

(f)                                    Determinations required or permitted to be made under this Section 2.14 by the Board of Directors may be delegated by the Board of Directors to a committee of the Board of Directors, subject to applicable law.

Section 2.15.          Voting by Ballot.  Voting on any question or in any election may be ~~viva~~voice vo~~c~~te unless the ~~presiding officer shall order~~chairperson of the meeting or any stockholder shall demand that voting be by ballot.

~~Section.13.             CONTROL SHARE ACQUISITION ACT.  Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation.  This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.~~

Section 2.16.          Proposals of Business Which Are Not Proper Matters For Action By Stockholders.  Notwithstanding anything in these Bylaws to the contrary, subject to applicable law, any stockholder proposal for business the subject matter or effect of which would be within the exclusive purview of the Board of Directors, shall be deemed not to be a matter upon which the stockholders are entitled to vote.  The Board of Directors in its discretion shall be entitled to determine whether a stockholder proposal for business is not a matter upon which the stockholders are entitled to vote pursuant to this Section 2.16, and its decision shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

ARTICLE II

DIRECTORS

~~SECTION.1.         GENERAL POWERS~~

Section 3.1.            General Powers; Qualifications; Directors Holding Over.  The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.  A director shall be an individual at least 21 years of age who is not under legal disability.  To qualify for nomination or election as a director, an individual, at the time of nomination and election, shall, without limitation, (a) have substantial expertise or experience relevant to the business of the Corporation and its subsidiaries, (b) not have been convicted of a felony and (c) meet the qualifications of an Independent Director or a Managing Director, each as defined in Section 3.2, as the case may be, depending upon the position for which such individual may be nominated and elected.  In case of failure to elect directors at an annual meeting of the stockholders, the incumbent directors shall hold over and continue to direct the management of the business and affairs of the Corporation until they may resign or until their successors are elected and qualify.

~~Section.2.               TYPE, NUMBER, TENURE AND QUALIFICATIONS~~

Section 3.2.            Independent Directors and Managing Directors.  A majority of the directors holding office shall at all times be Independent Directors ~~(as defined below)~~; provided, however, that upon a failure to comply with this requirement as a result of the creation of a temporary vacancy which ~~must~~shall be filled by an Independent Director, whether as a result of enlargement of the Board of Directors or the resignation, removal or death of a director who is an Independent Director, such requirement shall not be applicable.  An ~~“Independent Director” is one~~“Independent Director” is one who is not an employee of the Corporation or Reit Management & Research LLC (or its permitted successors or assigns under the Shared Services Agreement between the Corporation and Reit Management & Research LLC), who is not involved in the Corporation~~’~~’s day- to- day activities and who meets the qualifications of an independent director (not including the specific independence requirements applicable only to members of the Audit Committee of the Board of Directors) under the applicable rules of each ~~National Securities Exchange~~stock exchange upon which shares of stock of the Corporation are listed for trading and the Securities and Exchange Commission, as those requirements may be amended from time to time.  If the number of directors, at any time, is set at less than five ~~(5)~~, at least one ~~(1)~~ director shall be a Managing Director.  So long as the number of ~~D~~directors shall be five ~~(5)~~ or greater, at least two ~~(2) Directors~~directors shall be Managing Directors.  ~~“~~“Managing Directors~~”~~” shall mean directors who are not Independent Directors and who have been ~~involved in the day-to-~~employees of the Corporation or Reit Management & Research LLC (or its permitted successors or assigns under the Shared Services Agreement between the Corporation and Reit Management & Research LLC) or involved in the day to day activities of the Corporation for at least one ~~(1)~~ year prior to their election.  If at any time the Board of Directors shall not be comprised of a majority of Independent Directors, the Board of Directors shall take such actions as will cure such condition; provided that the fact that the Board of Directors does not have a majority of Independent Directors or has not taken such action at any time or from time to time shall not affect the validity of any action taken by the Board of Directors.  ~~At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of~~

~~directors, provided that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law, nor more than 7, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.  The number of directors shall be five (5) until increased or decreased by the Board of Directors.~~If at any time the Board of Directors shall not be comprised of a number of Managing Directors as is required under this Section 3.2, the Board of Directors shall take such actions as will cure such condition; provided that the fact that the Board of Directors does not have the requisite number of Managing Directors or has not taken such action at any time or from time to time shall not affect the validity of any action taken by the Board of Directors.

~~Section.3.               ANNUAL AND REGULAR MEETINGS~~

Section 3.3.            Number and Tenure.  The Board of Directors may establish, increase or decrease the number of directors; provided, that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law, nor more than seven; and further, provided, that the tenure of office of a director shall not be affected by any decrease in the number of directors.  The number of directors shall be five until increased or decreased by the Board of Directors.

Section 3.4.            Annual and Regular Meetings.  An annual meeting of the Board of Directors shall be held immediately after ~~and at the same place as~~ the annual meeting of stockholders, no notice other than this Bylaw being necessary. ~~In the event such meeting is not so held~~ The time and place of the annual meeting of the Board of Directors may be changed by the Board of Directors.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.  In the event any such regular meeting is not so provided for, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

~~Section.4.               SPECIAL MEETINGS~~

Section 3.5.            Special Meetings.  Special meetings of the Board of Directors may be called ~~by or at the request of the chairman of the board, if any, or~~at any time by any Managing Director, the president or ~~by~~ pursuant to the request of any two directors then in office.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.  ~~The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.~~

~~Section.5.               NOTICE~~

Section 3.6.            Notice.  Notice of any special meeting ~~of the Board of Directors~~ shall be given by written notice delivered personally or by ~~telephone,~~ electronic mail, ~~facsimile transmission, United States mail or courier~~telephoned, facsimile transmitted, overnight couriered (with proof of delivery) or mailed to each director at his or her business or residence address.  ~~Notice by personal delivery, telephone, electronic mail or facsimile transmission~~Personally delivered, telephoned, facsimile transmitted or electronically mailed notices shall be given at least 24 hours prior to the meeting.  Notice by ~~United States mail shall be given~~mail shall be deposited in the U.S. mail at least ~~three days~~72 hours prior to the meeting.  ~~Notice by courier shall be given at least two days prior to the meeting.  Telephone~~If mailed, such notice shall be deemed to be given when ~~the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party~~deposited in the U.S. mail properly addressed, with postage thereon prepaid.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director.  Telephone notice shall be deemed given when the director is personally given such notice in a telephone call to which he is a party.  Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer- back indicating receipt.  ~~Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  Notice by courier shall be deemed to be given when deposited with or~~If sent by overnight courier, such notice shall be deemed given when delivered to ~~a~~the courier ~~properly addressed~~.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

~~Section.6.               QUORUM~~

Section 3.7.            Quorum.  A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at ~~said~~a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the charter of the Corporation or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum ~~must~~for that action shall also include a majority of such group.  The directors present at a meeting of the Board of Directors which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of a number of directors resulting in less than a quorum then being present at the meeting.

~~The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.~~

~~Section.7.               VOTING~~

~~Section 3.8.            Voting.~~ . The action of the majority of the directors present at a meeting at which a quorum is or was present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by specific provision of an applicable statute ~~or~~, the charter of the Corporation or these Bylaws.  If enough directors have withdrawn from a meeting to leave ~~less~~fewer than are required to establish a quorum, but the meeting is not adjourned, the action of the majority of ~~the~~that number of directors ~~still present~~necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable ~~statute or the charter.~~law, the charter of the Corporation or these Bylaws.

~~Section.8.               ORGANIZATION.  At each meeting of the Board of Directors, the chairman of the board, if any, or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman.  In the absence of both the chairman and vice chairman of the board, the president, if he or she is a director, or in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman.  The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman, shall act as secretary of the meeting.~~

~~Section.9.               TELEPHONE MEETINGS~~

Section 3.9.            Telephone Meetings.  Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.  Such meeting shall be deemed to have been held at a place designated by the directors at the meeting.

~~Section.10.             WRITTEN CONSENT BY DIRECTORS~~

Section 3.10.                             Action by Written Consent of Board of Directors.  ~~Any~~Unless specifically otherwise provided in the charter of the Corporation, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.

~~Section.11.             VACANCIES~~

Section 3.11.                             Waiver of Notice.  The actions taken at any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present waives notice, consents to the holding of such meeting or approves the minutes thereof.

Section 3.12.                             Vacancies.  If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than three directors remain).  Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum.  Any director elected to fill a vacancy ~~shall serve~~, whether occurring due to an increase in size of the Board of Directors or by the death, resignation or removal of any director, shall hold office for the remainder of the full term of the class in which the vacancy occurred or was created and until a successor is elected and qualifies.

~~Section.12.             COMPENSATION~~

Section 3.13.                             Compensation.  Directors shall ~~not~~be entitled to receive ~~any stated salary~~such reasonable compensation for their services as directors ~~but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they~~

~~performed or engaged in as directors~~as the Board of Directors may determine from time to time.  Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity ~~they~~ performed or engaged in as ~~directors; but nothing herein contained shall be construed to preclude any directors from serving~~director.  The directors shall be entitled to receive remuneration for services rendered to the Corporation in any other capacity ~~and receiving compensation therefor.~~, and such services may include, without limitation, services as an officer of the Corporation, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a director or any person affiliated with a director.

~~Section.13.             LOSS OF DEPOSITS.  No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.~~

~~Section.14.             SURETY BONDS~~

Section 3.14.                             Surety Bonds.  Unless specifically required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

~~Section.15.             RELIANCE~~

Section 3.15.                             Reliance.  Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be ~~fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser~~entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation or by the advisers, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

~~Section.16.             CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS~~

Section 3.16.                             Qualifying Shares of Stock Not Required.  Directors need not be stockholders of the Corporation

Section 3.17.                             Certain Rights of Directors, Officers, Employees and Agents.  ~~The~~A director~~s~~ shall have no responsibility to devote ~~their~~his or her full time to the affairs of the Corporation.  Any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee~~,~~ or agent of any other person, or otherwise, may have business interests and engage in business activities similar ~~to~~ or in addition to ~~or in competition with~~ those of or relating to the Corporation.

Section 3.18.                                                Emergency Provisions.  Notwithstanding any other provision in the charter of the Corporation or these Bylaws, this Section 3.18 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under ARTICLE III cannot readily be obtained (an “Emergency”).  During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of Directors may be called by any Managing Director or officer of the Corporation by any means feasible under the circumstances and (b) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as it may be feasible at the time, including publication, television or radio.

ARTICLE III

COMMITTEES

~~SECTION.1.         NUMBER, TENURE AND QUALIFICATIONS~~

Section 4.1.                                   Number; Tenure and Qualifications.  The Board of Directors shall appoint an Audit Committee, a Compensation Committee and a Nominating and Governance Committee ~~and may from time to time appoint other~~.  Each of these committees~~.  Each committee~~ shall be composed of three or more directors, to serve at the pleasure of the Board of Directors.  The Board of Directors may also appoint other committees from time to time composed of one or more directors, to serve at the pleasure of the Board of Directors.  The Board of Directors shall adopt a charter with respect to the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, which charter shall specify the purposes, the criteria for membership and the responsibility and duties and may specify other matters with respect to each ~~such~~ committee.  The Board of Directors may also adopt a charter with respect to other committees ~~of the Board of Directors~~.

~~Section.2.               POWERS~~

Section 4.2.                                   Powers.  The Board of Directors may delegate ~~to committees appointed under Section 1 of this Article~~ any of the powers of the Board of Directors~~,~~ to committees appointed under Section 4.1, except as prohibited by law.  In the event that a charter has been adopted with respect to a committee, ~~such~~the charter shall constitute a delegation by the Board of Directors of the powers of the Board of Directors necessary to carry out the purposes, responsibilities and duties of ~~such~~a committee provided in ~~such~~the ~~C~~charter or reasonably related to those purposes, responsibilities and duties, to the extent permitted by law.

~~Section.3.               MEETINGS~~

Section 4.3.                                   Meetings.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.  A majority of the members of ~~the~~any committee shall be present in person at any meeting of a committee in order to constitute a quorum for the transaction of business at ~~any~~a meeting ~~of~~, and the ~~committee.  The~~ act of a majority ~~of the committee members~~ present at a meeting at the time of a vote if a quorum is then present shall be the act of ~~such~~a committee.  The Board of Directors or, if authorized by the Board in a committee charter or otherwise, the committee members may designate a chairman of any committee, and ~~such~~the chairman or, in the absence of a chairman, ~~any two members~~a majority of any committee ~~(if there are at least two members of the Committee)~~ may fix the time and place of its meetings unless the Board shall otherwise provide.  In the absence or disqualification of any member of any ~~such~~ committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of ~~such absent member.  Each committee shall keep minutes of its proceedings.~~  absent or disqualified members.

~~Section.4.               TELEPHONE MEETINGS~~

Each committee shall keep minutes of its proceedings and shall periodically report its activities to the full Board of Directors and, except as otherwise provided by law or under the rules of the Securities and Exchange Commission and applicable stock exchanges on which the Corporation’s shares of stock are listed, any action by any committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 4.4.                                   Telephone Meetings.  Members of a committee ~~of the Board of Directors~~ may participate in a meeting by means of a conference telephone or similar communications equipment ~~if all persons participating in the meeting can hear each other at the same time.  Participation~~and participation in a meeting by these means shall constitute presence in person at the meeting.

~~Section.5.               WRITTEN CONSENT BY COMMITTEES~~

Section 4.5.                                   Action by Written Consent of Committees.  Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

~~Section.6.               VACANCIES~~

Section 4.6.                                   Vacancies.  Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE IV

OFFICERS

~~SECTION.1.         GENERAL PROVISIONS~~

Section 5.1.                                   General Provisions.  The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, ~~one or more vice presidents,~~ a chief operating officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers.  In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable.  The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers.  Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided.  Any two or more offices except president and vice president may be held by the same person.  In its discretion, the Board of Directors may leave unfilled any office except that of president, secretary and treasurer.  Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

~~Section.2.               REMOVAL AND RESIGNATION~~

Section 5.2.                                   Removal and Resignation.  Any officer or agent of the Corporation may be removed~~, with or without cause,~~ by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but ~~such~~the removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the chairman of the board, ~~if any,~~ the president or the secretary.  Any resignation shall take effect at any time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt ~~or at such later time specified in the notice of resignation~~.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  ~~Such~~A resignation shall be without prejudice to the contract rights, if any, of the Corporation.

~~Section.3.               VACANCIES~~

Section 5.3.                                   Vacancies.  A vacancy in any office may be filled by the Board of Directors for the balance of the term.

~~Section.4.               CHIEF EXECUTIVE OFFICER~~

Section 5.4.                                   Chief Executive Officer.  The Board of Directors may designate a chief executive officer~~.  In the absence of such designation, the president or, if determined by the Board of Directors, the chairman of the board shall be the chief executive officer of the Corporation~~ from among the directors or elected officers.  The chief executive officer shall have ~~general~~ responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the ~~management~~administration of the business ~~and~~ affairs of the Corporation.  In the absence of both the chairman and vice chairman of the board, the chief executive officer shall preside over the meetings of the Board of Directors at which he shall be present.  In the absence of a different designation, the Managing Directors, or any of them, shall function as the chief executive officer of the Corporation.

~~Section.5.               CHIEF OPERATING OFFICER~~

Section 5.5.                                   Chief Operating Officer.  The Board of Directors may designate a chief operating officer~~.  The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.~~

~~Section.6.               CHIEF FINANCIAL OFFICER~~ from among the elected officers.  Said officer will have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

Section 5.6.                                   Chief Financial Officer.  The Board of Directors may designate a chief financial officer~~.  The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.~~

~~Section.7.               CHAIRMAN OF THE BOARD.  The Board of Directors may designate a chairman of the board.  The chairman of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he or she shall be present.  The chairman of the board shall perform such other duties as may be assigned to him or her by the Board of Directors.~~

~~Section.8.               PRESIDENT~~ from among the elected officers.  Said officer will have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

Section 5.7.                                   Chairman and Vice Chairman of the Board.  The chairman of the board, if any, and the vice chairman of the board, if any, shall perform such duties as may be assigned to him, her or them by the Board of Directors.  In the absence of a chairman and vice chairman of the board or if none are appointed, the Managing Directors, or any of them, shall preside at meetings of the Board of Directors.

Section 5.8.                                   President.  ~~In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation.  In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer.  He or she~~The president may execute any deed, mortgage, bond, lease, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed~~;~~, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the chief executive officer or the Board of Directors ~~from time to time~~.

~~Section.9.               VICE PRESIDENTS~~

Section 5.9.                                   Vice Presidents.  In the absence or unavailability of the president ~~or in the event of a vacancy in such office~~, the vice president (or in the event there be more than one vice president, ~~the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election~~any vice president) shall perform the duties of the president and when so acting shall have all the powers of ~~and be subject to all the restrictions upon~~ the president; and shall perform such other duties as from time to time may be assigned to ~~such vice president~~him or her by the president, the chief executive officer or by the Board of Directors.  The Board of Directors may designate one or more vice presidents as executive vice ~~president or as vice president~~presidents, senior vice presidents or as vice presidents for particular areas of responsibility.

~~Section.10.             SECRETARY~~

Section 5.10.                             Secretary.  The secretary (or his or her designee) shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if any; (d) ~~keep~~maintain a share register ~~of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f~~, showing the ownership and transfers of ownership of all shares of stock of the Corporation, unless a transfer agent is employed to maintain and does maintain such a share register; and (e) in general perform such other duties as from time to time may be assigned to ~~him or her~~the secretary by the chief executive officer~~, the president or by~~ or the Board of Directors.

~~Section.11.             TREASURER~~

Section 5.11.                             Treasurer.  The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be ~~designated~~authorized by the Board of Directors.  ~~In the absence of a designation of a chief financial officer by~~The treasurer shall also have such other responsibilities as may be assigned to him or her by the chief executive officer or the Board of Directors~~, the treasurer shall be the chief financial officer of the Corporation~~.

~~The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.~~

~~If required by the Board of Directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.~~

~~Section.12.             ASSISTANT SECRETARIES AND ASSISTANT TREASURERS~~

Section 5.12.                             Assistant Secretaries and Assistant Treasurers.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the ~~president~~chief executive officer or the Board of Directors~~.  The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.~~

~~Section.13.             SALARIES.  The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director.~~

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

~~SECTION.1.         CONTRACTS~~

Section 6.1.            Contracts.  The Board of Directors may authorize any director, officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document executed by an authorized director, officer or agent shall be valid and binding upon the Corporation when authorized or ratified by action of the Board of Directors ~~and executed by an authorized person.~~

~~Section.2.               CHECKS AND DRAFTS~~

Section 6.2.            Checks and Drafts.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the treasurer, the chief executive officer or the Board of Directors.

~~Section.3.               DEPOSITS~~

Section 6.3.            Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the treasurer, the chief executive officer or the Board of Directors may designate.

ARTICLE VII

STOCK

~~SECTION.1.         CERTIFICATES~~

Section 7.1.            Certificates.  Except as otherwise provided in these Bylaws, this Section 7.1 shall not be interpreted to limit the authority of the Board of Directors to issue some or all of the shares of any or all of its classes or series without certificates.  Each certificate issued~~, if any~~, shall be signed by the chairman of the board, if any, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Corporation.  The signatures may be either manual or facsimile.  Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.  Each certificate representing shares which are restricted as to their transferability or voting powers,

~~which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate.  If the Corporation has authority to issue stock of more than one class, any certificate issued shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series.  In lieu of such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without charge.  If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge.~~At the election of the stockholder, a certificate may be in book entry form.

~~Section.2.               TRANSFERS~~

Section 7.2.            Transfers.

(a)           Shares of capital stock of the Corporation shall be transferable in the manner provided by applicable law, the charter of the Corporation and these Bylaws.  Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

(b)           The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

~~Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.~~

~~Section.3.               REPLACEMENT CERTIFICATE~~

Section 7.3.            Lost Certificates.  ~~Any~~For shares of stock evidenced by certificates, any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in ~~his or her~~such officer’s discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

~~Section.4.               CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE~~

Section 7.4.            Closing of Transfer Books or Fixing of Record Date.

(a)           ~~.~~  The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose~~.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken~~.

(b)           In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days.  If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ~~ten~~10 days before the date of such meeting~~. However, so long as shares of capital stock of the Corporation are listed on the American Stock Exchange, the Board of Directors shall not close the transfer books of the Corporation~~.

(c)           If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (~~a~~i) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (~~b~~ii) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the ~~directors~~Board of Directors, declaring the dividend or allotment of rights, is adopted.

(d)           When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof~~, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein~~ unless the Board of Directors shall set a new record date with respect thereto.

~~Section.5.               STOCK LEDGER~~

Section 7.5.            Stock Ledger.  The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent~~, an original or duplicate share~~ a stock ledger containing the name and address of each stockholder and the number of shares of each class of stock held by such stockholder.

~~Section.6.               FRACTIONAL STOCK; ISSUANCE OF UNITS~~

Section 7.6.            Fractional Stock; Issuance of Units.  The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine.  Notwithstanding any other provision of the charter of the Corporation or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

REGULATORY COMPLIANCE AND DISCLOSURE

Section 8.1.  Actions Requiring Regulatory Compliance Implicating the Corporation.  If any stockholder (whether individually or constituting a group, as determined by the Board of Directors), by virtue of such stockholder’s ownership interest in the Corporation or actions taken by the stockholder affecting the Corporation, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on the Corporation or any subsidiary (for purposes of this ARTICLE VIII, as defined in Section 2.14.5(c)) of the Corporation or any of their respective businesses, assets or operations, including, without limitation, any obligations to make or obtain a Governmental Action (as defined in Section 2.14.3), such stockholder shall promptly take all actions necessary and fully cooperate with the Corporation to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of the Corporation or any subsidiary of the Corporation.  If the stockholder fails or is otherwise unable to promptly take such actions so to cause satisfaction of such requirements or regulations, the stockholder shall promptly divest a sufficient number of shares of stock of the Corporation necessary to cause the application of such requirement or regulation to not apply to the Corporation or any subsidiary of the Corporation.  If the stockholder fails to cause such satisfaction or divest itself of such sufficient number of shares of stock of the Corporation by not later than the 10th day after triggering such requirement or regulation referred to in this Section 8.1, the acquisition of any shares of stock of the Corporation beneficially owned by such stockholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in Article VI of the charter of the Corporation and be subject to Article VI of the charter of the Corporation and any actions triggering the application of such a requirement or regulation may be deemed by the Corporation to be of no force or effect.  Moreover, if the stockholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such 10 day period, the Corporation may take all other actions which the Board of Directors deems appropriate to require compliance or to preserve the value of the Corporation’s assets; and the Corporation may charge the offending stockholder for the Corporation’s costs and expenses as well as any damages which may result to the Corporation.

As an example and not as a limitation, at the time these Bylaws are being amended and restated, the Corporation holds a controlling ownership position in a company being formed and licensed as an insurance company in the State of Indiana.  The laws of the State of Indiana have certain regulatory requirements for any person who seeks to control (as defined under Indiana law) a company which itself controls an insurance company domiciled in the State of Indiana, including by exercising proxies representing 10% or more of the Corporation’s voting securities.  Accordingly, if a stockholder seeks to exercise proxies for a matter to be voted upon at a meeting of the Corporation’s stockholders without having obtained any applicable approvals from the Indiana insurance regulatory authorities, such proxies representing 10% or more of the Corporation’s voting securities will, subject to Section 8.3, be void and of no further force or effect.

As a further example and not as a limitation, at the time these Bylaws are being amended and restated, the Corporation operates healthcare facilities in various states which are subject to state regulatory and licensing requirements in each such state.  Under the licensing terms or regulatory regime of certain states with jurisdiction over the Corporation, a stockholder which acquires a controlling equity position in the Corporation may be required to obtain regulatory approval or consent prior to or as a result of obtaining such ownership.  Accordingly, if a stockholder which acquires a controlling equity position in the Corporation that would require the stockholder or the Corporation to obtain the consent or approval of a state authority due to the fact that the Corporation operates licensed healthcare facilities in such state, and the stockholder refuses to provide the Corporation with information required to be submitted to the applicable state authority or if the state authority declines to approve the stockholder’s ownership of the Corporation, then, in either event, shares of stock of the Corporation owned by the stockholder necessary to reduce its ownership to an amount so that the stockholder’s ownership of Corporation shares of stock would not require it to provide any such information to, or for consent to be obtained from, the state authority, may be deemed by the Board of Directors to be shares of stock held in violation of the ownership limitation in Article VI of the charter of the Corporation and shall be subject to the provisions of Article VI of the charter of the Corporation.

Section 8.2.            Compliance With Law.  Stockholders shall comply with all applicable requirements of federal and state laws, including all rules and regulations promulgated thereunder, in connection with such stockholder’s ownership interest in the Corporation and all other laws which apply to the Corporation or any subsidiary of the Corporation or their respective businesses, assets or operations and which require action or inaction on the part of the stockholder.

Section 8.3.            Limitation on Voting Shares of Stock or Proxies.  Without limiting the provisions of Section 8.1, if a stockholder (whether individually or constituting a group, as determined by the Board of Directors), by virtue of such stockholder’s ownership interest in the Corporation or its receipt or exercise of proxies to vote shares of stock owned by other stockholders, would not be permitted to vote the stockholder’s shares of stock of the Corporation or proxies for shares of stock of the Corporation in excess of a certain amount pursuant to applicable law (including by way of example, applicable state insurance regulations) but the Board of Directors determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such stockholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Board of Directors (or by another person designated by the Board of Directors) in proportion to the total shares otherwise voted on such matter.

Section 8.4.            Representations, Warranties and Covenants Made to Governmental or Regulatory Bodies.  To the fullest extent permitted by law, any representation, warranty or covenant made by a stockholder with any governmental or regulatory body in connection with such stockholder’s interest in the Corporation or any subsidiary of the Corporation shall be deemed to be simultaneously made to, for the benefit of and enforceable by, the Corporation and any applicable subsidiary of the Corporation.

Section 8.5.            Board of Directors’ Determinations.  The Board of Directors shall be empowered to make all determinations regarding the interpretation, application, enforcement and compliance with any matters referred to or contemplated by this ARTICLE VIII.

ARTICLE IX~~ARTICLE VIII~~

ACCOUNTING YEAR

Section 9.1.            Accounting Year.  The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE X~~ARTICLE IX~~

DIVIDENDS AND OTHER DISTRIBUTIONS

~~SECTION.1.         AUTHORIZATION~~

Section 10.1.          Dividends and Other Distributions.  Dividends and other distributions upon the stock of the Corporation may be authorized and declared by the Board of Directors~~, subject to the provisions of law and the charter of the Corporation~~.  Dividends and other distributions may be paid in cash, property or stock of the Corporation~~, subject to the provisions of law and the charter.~~

~~Section.2.               CONTINGENCIES.  Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.~~

~~ARTICLE X~~

~~INVESTMENT POLICYSubject to the provisions of the charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion~~.

ARTICLE XI

SEAL

~~SECTION.1.         SEAL~~

Section 11.1.          Seal.  The Board of Directors may authorize the adoption of a seal by the Corporation.  The seal shall contain the name of the Corporation and the year of its incorporation and the words ~~“~~“Incorporated Maryland.~~”~~“  The Board of Directors may authorize one or more duplicate seals ~~and provide for the custody thereof~~.

~~Section.2.               AFFIXING SEAL~~

Section 11.2.          Affixing Seal.  Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XII

~~INDEMNIFICATION AND ADVANCE OF EXPENSES~~

~~To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity.  The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.  As a condition to advancing expenses to a director or officer, the individual seeking such advance shall deliver to the Corporation (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Corporation under applicable law and (b) a written undertaking by or on behalf of the director or officer to repay the amount advanced by the~~

~~Corporation if it shall ultimately be determined that the standard of conduct necessary for indemnification by the Corporation under applicable law has not been met.~~

~~Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.~~

~~ARTICLE XIII~~

WAIVER OF NOTICE

Section 12.1.          Waiver of Notice.  Whenever any notice is required to be given pursuant to the charter of the Corporation ~~or~~, these Bylaws or ~~pursuant to~~ applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice or waiver by electronic transmission, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII~~ARTICLE XIV~~

AMENDMENT OF BYLAWS

Section 13.1.          Amendment of Bylaws.  The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

ARTICLE XIV

MISCELLANEOUS

Section 14.1.          References to Charter of the Corporation.  All references to the charter of the Corporation shall include any amendments thereto.

Section 14.2.          Costs and Expenses.  To the fullest extent permitted by law, each stockholder will be liable to the Corporation for, and indemnify and hold harmless the Corporation (and any subsidiaries or affiliates thereof) from and against, all costs, expenses, penalties, fines or other amounts, including without limitation, reasonable attorneys’ and other professional fees, whether third party or internal, arising from such stockholder’s breach of any provision of these Bylaws or the charter of the Corporation or any action against the Corporation in which such stockholder is not the prevailing party, and shall pay such amounts on demand, together with interest on such amounts, which interest will accrue at the lesser of the Corporation’s highest marginal borrowing rate, per annum compounded, and the maximum amount permitted by law, from the date such costs or the like are incurred until the receipt of payment.

Section 14.3.          Ratification.  The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter.  Moreover, any action or inaction questioned in any stockholder’s derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 14.4.          Ambiguity.  In the case of an ambiguity in the application of any provision of these Bylaws or any definition contained in these Bylaws, the Board of Directors shall have the sole power to determine the application of such provisions with respect to any situation based on the facts known to it and such determination shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

Section 14.5.          Inspection of Bylaws.  The Board of Directors shall keep at the principal office for the transaction of business of the Corporation the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

Section 14.6.          Special Voting Provisions relating to Control Shares.  Notwithstanding any other provision contained herein or in the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation.  This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.